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                                                                   EXHIBIT 10.23

     This SUBLEASE made as of March 13, 1998, by KPMG Peat Marwick (USA) LLP, a Delaware limited liability partnership with offices at Three Chestnut Ridge Road, Montvale, New Jersey 07645 ("SUBLANDLORD"), and AboveNet Communications, Inc., a California corporation with offices at 50 W. San Francisco Street, San Jose, California ("SUBTENANT").

                             W I T N E S S E T H :
                             - - - - - - - - - -

     WHEREAS, pursuant to an Office Lease entered into by and between 50 West San Fernando Associates, as Landlord ("OVERLANDLORD"), and Peat, Marwick, Main & Co., as Tenant ("SUBLANDLORD"), on May 2, 1988, as amended by a First Amendment to Office Lease entered into August 4, 1989 (the "LEASE"), Overlandlord demised and Sublandlord leased approximately 48,754 net rentable square feet (the "PREMISES") in a building known as Fairmont Plaza in Silicon Valley Financial Center located at 50 West San Fernando Street in San Jose, California (the "BUILDING") for a term August 31, 1998; and

     WHEREAS, Subtenant desires to sublease from Sublandlord and Sublandlord is willing to sublease to Subtenant approximately 10,420 square feet of the Premises consisting of a portion of the tenth floor of the Building.

     NOW, THEREFORE, the parties hereto, for themselves, their heirs, administrators, legal representatives, successors and assigns, hereby mutually covenant and agree as follows:

     1. Sublease. Sublandlord subleases to Subtenant and Subtenant subleases from Sublandlord the Subleased Premises for the remainder of the term of the Lease upon and subject to all of the terms and conditions provided for herein.

     Subtenant has received and reviewed an accurate and complete copy of the Lease. The Lease is in full force and effect; neither Overlandlord nor Sublandlord is in default thereunder; and there are no other occupancies or subtenancies affecting he Subleased Premises.

     2. Incorporation of Lease. This Sublease is and shall be subject and subordinate to all of the Lease, which are hereby incorporated into this Sublease in their entirety except as hereinafter expressly set forth; and Sublandlord leases the Subleased Premises to Subtenant upon, and Subtenant accepts the

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Subleased Premises subject to, all the terms and conditions of the Lease.

     For purposes of the incorporation of the Lease into this Sublease, the terms "Landlord" and "Tenant" as used in this Lease shall be deemed to refer to Sublandlord and Subtenant, respectively, and the term "Premises" shall be deemed to refer just to the Subleased Premises.

     All of the rights and obligations conferred and imposed by the Lease upon Sublandlord as Tenant thereunder are hereby conferred and imposed upon Subtenant with respect to the Subleased Premises except as hereinafter expressly set forth.

     Sublandlord shall not be obligated to perform and shall not be liable for the performance by Overlandlord of any of the obligations of Overlandlord under the Lease; and Sublandlord shall have no obligation during the Term of this Sublease, except as explicitly stated in Section 5 hereof, to render any services to Subtenant or to the Subleased Premises or to expand any funds of any nature whatsoever for the preservation or repair of the Subleased Premises.

     Subtenant shall have no claim against Sublandlord by reason of any default on the part of Overlandlord; Subtenant shall look solely to Overlandlord for the furnishing of any services to which Sublandlord may be entitled under the Lease; and nothing in this Sublease shall authorize Subtenant to represent Sublandlord in connection with any suit or claim by or against Overlandlord.

     Notwithstanding anything to the contrary which might be implied by the terms and provisions of this Sublease, Overlandlord shall have no obligation to Subtenant by reason of the Sublease or by reason of Subtenant's occupancy of the Premises.

     3. Sublease Term. The term ("TERM") of this Sublease shall commence on the later of (i) the execution hereof, and (ii) execution of a consent to sublease by the Overlandlord (the "COMMENCEMENT DATE") and shall end on August 30, 1998 (the "EXPIRATION DATE").

     4. Subrents. Except as hereinafter provided, Subtenant shall pay to Sublandlord commencing April 1, 1998, without notice or demand and without abatement, deduction or setoff, in lawful money of the United States of America, at the office of Sublandlord or at such other place as Sublandlord may designate, base rent in an amount equal to twenty-four thousand eight dollars

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      ($24,800.00) Dollars per month ("BASE SUBRENT") in installments due in advance on the first of each month. If the Commencement Date shall occur on a day other than the first day of a calendar month, the rent payment for such calendar month shall be prorated for the period from the Commencement Date to the last day of the said calendar month and such sum shall be due and payable on the Commencement Date. Subtenant will not be responsible for any increases in Base Subrent due to increases in Overlandlord's Base Rent.

            In case Sublandlord fails to make any rent payments to Overlandlord on any date upon which the same becomes due pursuant to the Lease, and such failure continues for three (3) days after Overlandlord shall have give notice of nonpayment to Sublandlord, Subtenant may make rent payments directly to Overlandlord on the fourth (4th) or fifth (5th) day following Overlandlord's provision of the above-referenced notice to Sublandlord. In the event that Subtenant exercises its right pursuant to this paragraph, Subtenant shall be entitled to a credit from Sublandlord in the amount of any payments made directly to Overlandlord, such credit to be applied to the succeeding month's Base Subrent payment due from Subtenant. No breach or default hereunder shall be attributed to Sublandlord as a result of Subtenant exercising its right pursuant to this paragraph.

            5. Sublandlord's Services. Sublandlord shall cooperate with Subtenant and take the actions reasonably required to enforce for the benefit of Subtenant the obligations of Overlandlord to Sublandlord under the Lease insofar as they relate to the Subleased Premises, provided all reasonable out-of-pocket expenses of Sublandlord arising from Sublandlord's action taken pursuant to the preceding sentence shall be reimbursed by Subtenant as additional rent under this Sublease.

            Otherwise, Sublandlord shall not be obligated to furnish any services to Subtenant or to the Subleased Premises or to expend any funds of any nature whatsoever for the preservation or repair of the Subleased Premises.

            6. Inapplicable Lease Provisions. The following provisions of the Lease shall not apply to or for the benefit of Subtenant:

                Section                     Heading
                -------                     -------
                  2.3         Option to Lease Expansion Areas
                  2.4         Tenant Improvements

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
                  2.5         Right of First Offer
                  3.2         Options to Extend Lease Term
                  4.1         Delay in Construction and Delivery
                  4.2         Tenant's Rights
                  4.4         Tenant Inducements
                  5.1         Base Rent; Additional Rent
                  5.2         Rent During Extended Term(s)
                  5.3         Rent for Expansion Areas
                  5.4         Termination
                  7.4         Signs; Directory
                 10.5         Redecorating Allowances
                 15.4         Tenant's Election
                 16.5         Tenant's Performance of Landlord's Obligations

            7. Notices to and from Overlandlord. Subtenant shall promptly furnish Sublandlord with copies of all notices which Subtenant shall receive from Overlandlord and Sublandlord shall promptly furnish Subtenant with copies of all notices relating to the Subleased Premises which Sublandlord receives from Overlandlord.

            Whenever any notice from Overlandlord or any provision of the Lease requires any action to be taken by the Tenant with respect to the Subleased Premises within a limited period of time during the Term, the Subtenant shall be required to take such action within the period of time allowed to Sublandlord as Tenant under the Lease less five (5) days.

            Whenever any notice from Sublandlord is to be given to Overlandlord with respect to the Subleased Premises no fewer than a specified number of days or months prior to a fixed date or deadline during the Term, the Subtenant shall give such notice to Sublandlord at least five (5) days prior to latest date for Sublandlord to give such notice to Overlandlord in a timely manner under the Lease.

            8. Notices to and from Sublandlord and Subtenant. Notices and other communications hereunder to either party shall be in writing only and shall be given or made by personal delivery, by Federal Express or by express or certified mail, return receipt requested, if to Sublandlord at its address as indicated on the first page of the Sublease, and if to Subtenant at the Subleased Premises. Notices delivered by personal delivery shall be deemed received on the day of delivery; notices sent by Federal Express, express mail or certified mail shall be deemed received upon actual receipt or rejection of delivery.
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      9.  Overlandlord's Consent.  In any case where the rights conferred upon
Subtenant by this Sublease require the consent or approval of Sublandlord, it shall be a condition precedent to such rights that the prior consent or approval of Overlandlord shall have been obtained; and Sublandlord shall not have any duty or responsibility with respect to obtaining the consent or approval of Overlandlord when the same is required, other than (i) the transmission by Sublandlord to Overlandlord of Subtenant's request for such consent or approval and (ii) Sublandlord's cooperation with Subtenant to obtain such approval or consent which does not require Sublandlord to pay any sum or incur any expense or to make any material performance or undertaking.

      Sublandlord shall not be required to give any consent or approval provided for in the provisions of the Lease incorporated herein just because Overlandlord has given consent or approval with respect to the same matter.

      For purposes of Section 19.26 of the Lease, Sublandlord's refusal to consent to or approve any matter or thing, whenever Sublandlord's consent or approval is required under the provisions of the Lease incorporated herein, shall not be deemed unreasonable if Overlandlord's consent is also so required and Overlandlord has refused to give such consent or approval.

      10. Brokers. Each party represents and warrants to the other party that it has not hired, retained or dealt with any finder, consultant, broker, firm or salesman in connection with this Sublease who is entitled to any brokerage commission or finder's fee by reason thereof other than NONE, whose fees will be paid by Sublandlord under a separate agreement; and each party shall defend, indemnify and hold the other party harmless from and against any and all claims for brokerage fees or other commissions or fees which may at any time be asserted against the indemnified party founded upon a claim that the aforesaid representation and warranty of the indemnifying party is untrue, together with any reasonable attorneys' fees and disbursements) relating to such claims or arising therefrom or incurred by the indemnified party in connection with the enforcement of this indemnification provision.

      11. Security Deposit. Subtenant shall deposit with Sublandlord the sum of none ($ 0 ) Dollars as security for the performance by Subtenant of the terms, provisions and conditions of this Sublease. In the event that Subtenant fully performs all of the terms, provisions, covenants and conditions of this Sublease, and vacates and surrenders the Subleased Premises back to

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Sublandlord in the condition required by the Lease on the last day of the term hereof, ordinary wear and tear excepted, the foregoing security deposit shall be returned to Subtenant.

     IN WITNESS WHEREOF, Sublandlord and Subtenant have duly authorized, executed and delivered this Sublease as of the date first above written.


                               KPMG Peat Marwick (USA) LLP,
                               Sublandlord

                               By   /s/ KENNETH J. BOLAND
                                    -------------------------------
                                    Name:  Kenneth J. Boland
                                    Title: Director
                                           Real Estate and
                                           Facilities Planning

                                    AboveNet Communications, Inc.
                                    -------------------------------
                                    Subtenant

                               By   /s/ STEPHEN BELOMY
                                    -------------------------------
                                    Name:  Stephen Belomy
                                    Title: Exec. V.P. & CFO
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                              ADDENDUM TO SUBLEASE

1.   Parking

     Subtenant shall be allowed the use of thirty (30) parking spaces within the Parking Areas of the Building (as defined in the Office Lease) of which fifteen (15) shall be within the "On-Site Parking Facilities" (as defined in the Lease) and fifteen (15) shall be located within the "Off-Site Parking Facilities." Three of the on-site parking spaces shall be reserved spaces. All other parking spaces will be non-reserved spaces.

     Subtenant will reimburse Sublandlord monthly for Sublandlord's actual monthly cost to provide these parking spaces to Subtenant.

2.   Additional Services

     If Subtenant requires additional services such as overtime air-conditioning, non-standard cleaning or any other service provided by Overlandlord, Subtenant will contract with and pay Overlandlord directly for such additional services.

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